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AT&T Reports 2 Million Wireless Net Adds, Record-Low Third-Quarter
Postpaid Churn and Solid U-verse Subscriber Gains
in Third-Quarter Results

▪	$0.58 diluted EPS compared to $0.72 diluted EPS in the year-ago quarter. Excluding significant items, EPS was $0.63 versus $0.66 a year ago
▪	Third-quarter consolidated revenues of $33.0 billion, up 2.5 percent versus the year-earlier period
▪	Strong cash from operations of $8.7 billion, with $3.5 billion in free cash flow
▪	More than 2 million new wireless and wireline high-speed broadband connections added

Strong Wireless Subscriber Growth and Record-Low Third-Quarter Postpaid Churn
▪	Postpaid net adds of 785,000, more than double the year-ago quarter; more than 2.4 million postpaid net adds year to date
▪	Best-ever third-quarter postpaid churn of 0.99 percent
▪	Wireless revenues up 4.9 percent versus the year-ago quarter
▪	Wireless data billings up nearly 24 percent versus the year-earlier quarter
▪	Wireless operating income margin of 24.6 percent, with adjusted EBITDA service margin of 43.1 percent
▪	Nearly 1.2 million new postpaid smartphones added; smartphones accounted for 91 percent of postpaid phone sales
▪	Nearly 47 million connections on AT&T Mobile Share® which represented about 62 percent of postpaid subscribers; more than half of Mobile Share accounts are on data plans of 10 gigabytes or higher
▪	Best-ever third-quarter 6.8 million postpaid smartphone gross adds and upgrades; 3.4 million of all smartphone gross adds and upgrades on AT&T NextSM with no device subsidy

Solid Wireline Consumer Growth and Strategic Business Services Gains
▪	Continued solid wireline consumer revenue growth of 3.0 percent versus the year-earlier period
▪	Total U-verse® revenues, including business, up 23.8 percent year over year; U-verse now a $15 billion annualized revenue stream
o	601,000 U-verse high speed Internet subscriber net adds, including 44,000 business customers; more than 12 million total U-verse high speed Internet subscribers
o	216,000 U-verse TV subscribers added; more than 6 million total U-verse video subscribers
▪	Strategic business services revenue growth of 14.3 percent year over year, to reach an annualized revenue stream of almost $10 billion

Note: AT&T's third-quarter earnings conference call will be broadcast live via the Internet at 4:30 p.m. ET on Wednesday, October 22, 2014, at www.att.com/investor.relations.
DALLAS, Oct. 22, 2014 — AT&T Inc. (NYSE:T) today reported solid third-quarter results with continued revenue growth driven by gains in the company’s key growth drivers — mobile and IP data, U-verse and strategic business services.
“Our strategy is on track and our investments in giving customers best-in-class service to access content everywhere and on any screen continue to pay off,” said Randall Stephenson, AT&T chairman and CEO. “We had strong subscriber growth in wireless and U-verse, and our strategic business services revenues continued to post double-digit growth.”
Third-Quarter Financial Results
For the quarter ended September 30, 2014, AT&T's consolidated revenues totaled $33.0 billion, up 2.5 percent versus the year-earlier period. Compared with results for the third quarter of 2013, operating expenses were $27.6 billion versus $26.0 billion; operating income was $5.4 billion versus $6.2 billion; and operating income margin was 16.4 percent versus 19.2 percent. When adjusted for Leap and Alltel integration expenses and DIRECTV merger costs, operating margin was 17.2 percent in the third quarter 2014.
Third-quarter 2014 net income attributable to AT&T totaled $3.0 billion, or $0.58 per diluted share, compared to $3.8 billion, or $0.72, in the year-ago quarter. Adjusting for $0.03 of the previously mentioned merger and integration-related expenses and $0.02 of costs for early debt redemption, earnings per share was $0.63 compared to an adjusted $0.66 in the year-ago quarter.
Cash from operating activities totaled $8.7 billion in the third quarter and $25.6 billion year to date; and capital expenditures totaled $5.2 billion in the third quarter and $17.0 billion year to date. Free cash flow — cash from operating activities minus capital expenditures — totaled $3.5 billion for the quarter and $8.6 billion year to date. The company continues to repurchase shares opportunistically. During the quarter, the company repurchased 6 million of its shares for $221 million.

The company continues to rationalize its business portfolio. This includes:

•	Completing the sale of the América Móvil equity investment;
•	Closing Connecticut wireline property transaction two months earlier than expected; and,
•	Exiting select low-margin wireline wholesale businesses.

With this rationalization, the company now expects full-year consolidated revenue growth in the 3 to 4 percent range, which also includes the impact of fewer than expected AT&T Next gross adds and upgrades and greater than expected number of BYOD (bring your own device) gross adds.
WIRELESS OPERATIONAL HIGHLIGHTS
Repositioning the company’s wireless business model with no-device subsidy AT&T Next and Mobile Share ValueSM plans resulted in solid revenue growth, strong subscriber gains and best-ever third-quarter postpaid churn. Highlights included:
Wireless Revenues Grow Nearly 5 Percent. Total wireless revenues, which include equipment sales, were up 4.9 percent year over year to $18.3 billion. Wireless service revenues were essentially flat in the third quarter at $15.4 billion, and wireless equipment revenues increased 44.3 percent to $2.9 billion as more customers chose equipment installment plans versus subsidized devices. Third-quarter wireless operating expenses totaled $13.8 billion, up 7.5 percent versus the year-earlier quarter due to higher equipment costs, network systems expenses and marketing costs, largely attributable to the company’s acquisition of Leap Wireless, and wireless operating income was $4.5 billion, down 2.3 percent year over year. Third-quarter 2014 revenue comparisons included impacts from strong customer adoption of Mobile Share Value plans and promotional activities, partially offset by increased revenues from Leap.
Postpaid ARPU Grows Sequentially. The continued adoption of AT&T Next and Mobile Share Value plans is reflected in a year-over-year reduction in postpaid service ARPU (average revenues per user); however, ARPU improved when compared to the second quarter of 2014. Phone-only postpaid ARPU decreased 8.0 percent versus the year-earlier quarter but increased 0.3 percent versus the second quarter of 2014. Phone-only postpaid ARPU with AT&T Next monthly billings decreased 3.4 percent year over year but increased 2.0 percent sequentially. The strong adoption of Mobile Share Value plans without device upgrades on AT&T Next also is impacting service revenues. As customers upgrade on AT&T Next, phone-only ARPU with AT&T Next monthly billings is expected to increase. At the same time, better customer satisfaction is driving lower postpaid churn.
More than 2 Million Subscribers Added. AT&T posted a third-quarter net increase in total wireless subscribers of 2 million, led by gains in postpaid and connected devices. The company added 785,000 postpaid subscribers, more than twice as many as in the year-ago third quarter. Connected device net adds were 1,275,000 including more than 500,000 connected cars. Prepaid lost 140,000 subscribers primarily due to declines in session-based tablets and an expected reduction in Cricket subscribers as the company transitions the customer base. The company also had a net gain of 87,000 reseller subscribers, its first gain in seven quarters.
Postpaid net adds include 466,000 smartphones. Total branded smartphone net adds (both postpaid and prepaid) were 530,000, including expected declines in legacy Cricket smartphone subscribers. Total branded tablet net adds were 342,000. The company had 434,000 postpaid tablet net adds.

Best-Ever Third-Quarter Postpaid Churn. Postpaid churn was the best ever for a third quarter at 0.99 percent. This compares to 1.07 percent in the year-ago quarter. Total churn of 1.36 percent was up versus 1.31 percent in the year-ago quarter due to expected pressure in prepaid from the acquisition of Leap Wireless. More than 90 percent of AT&T’s total postpaid base is on AT&T Family Talk®, Mobile Share or business plans. Churn levels for these plans are significantly lower than for other postpaid subscribers.
Postpaid Smartphone Base Continues to Grow. AT&T added nearly 1.2 million postpaid smartphones in the third quarter. At the end of the quarter, 81 percent, or 55.8 million, of AT&T's postpaid phone subscribers had smartphones, up from 75 percent, or 50.6 million, a year earlier. Smartphones accounted for 91 percent of postpaid phone gross adds and upgrades in the quarter. AT&T’s ARPU for smartphones is about twice that of non-smartphone subscribers. At the end of the third quarter, 67 percent of AT&T’s postpaid smartphone customers had an LTE-capable device.
Mobile Share Value Plans Continue to Gain. AT&T continues to reposition the customer experience with attractive Mobile Share Value pricing for customers who choose to transition from the traditional device subsidy model. In the third quarter, an increasing number of subscribers chose Mobile Share Value plans. Mobile Share plans, including Mobile Share Value, now represent nearly 47 million connections, or about 62 percent of postpaid subscribers.
The number of Mobile Share accounts more than tripled year over year to reach 16.7 million with an average of about three devices per account. At the end of the third quarter, 51 percent of Mobile Share accounts had 10 gigabyte or larger data plans, up from 30 percent in the year-ago quarter. That helped drive a nearly 24 percent year-over-year increase in wireless data billings. In total, about 82 percent of postpaid smartphone subscribers are on usage-based data plans (tiered data and Mobile Share plans). This compares to 72 percent a year ago.
Record Third-Quarter Smartphone Gross Adds and Upgrades. The company had a third-quarter record 6.8 million postpaid smartphone gross adds and upgrades. The company also had a record number of customers who brought their own devices onto AT&T’s network — more than 460,000 of postpaid smartphone gross adds. Sales on AT&T Next also increased during the quarter. About half, or 3.4 million, of all postpaid smartphone gross adds and upgrades chose AT&T Next.
Adjusted Service Margins Expand. As expected, wireless margins were impacted by strong adoption of Mobile Share Value plans, solid customer growth, promotional activities and continued investment in new services. AT&T’s reported third-quarter wireless operating income margin was 24.6 percent versus 26.4 percent in the year-earlier quarter. Wireless EBITDA margin was 35.3 percent, compared to 37.2 percent in the third quarter of 2013. (EBITDA margin is operating income before depreciation and amortization, divided by total wireless revenues.) Wireless service EBITDA margin was 42.0 percent, the same as in the year-ago quarter. (EBITDA service margin is operating income before depreciation and amortization, divided by total service revenues.)
When adjusting for integration costs, AT&T’s wireless EBITDA margin was 36.3 percent compared to 37.2 percent in the third quarter of 2013. Wireless EBITDA service margin was 43.1 percent compared to 42.0 percent in the year-ago quarter.

WIRELINE OPERATIONAL HIGHLIGHTS
Continued strong wireline consumer and strategic business services revenue growth with solid U-verse gains led AT&T’s wireline results as the company continues its wireline transformation. Highlights included:
Wireline Revenues Stable Sequentially. Total third-quarter wireline revenues were $14.6 billion, down 0.4 percent versus the year-earlier quarter and down slightly versus the second quarter of 2014. Total U-verse revenues grew 23.8 percent year over year. Third-quarter wireline operating expenses were $13.3 billion, up 1.6 percent versus the third quarter of 2013. AT&T’s wireline operating income totaled $1.3 billion, down 17.2 percent versus the third quarter of 2013. Third-quarter wireline operating income margin was 8.8 percent versus 10.6 percent in the year-earlier quarter, primarily due to U-verse content cost increases, declines in legacy services, success-based growth costs and expenses incurred as part of Project VIP.
U-verse Drives Solid Consumer Revenue Growth. Revenues from residential customers totaled $5.7 billion, an increase of 3.0 percent versus the third quarter a year ago. Continued strong growth in consumer IP data services in the third quarter more than offset lower revenues from legacy voice and data products. U-verse, which includes high speed Internet, TV and Voice over IP, now represents 64 percent of wireline consumer revenues, up from 54 percent in the year-earlier quarter. Consumer U-verse revenues grew 23.2 percent year over year.
U-verse Broadband Reaches More Than 12 Million Subscribers. U-verse high speed Internet had a third-quarter net gain of 601,000 subscribers, to reach a total of 12.1 million. Overall, total wireline broadband subscribers increased by 38,000 in the quarter. Total wireline broadband ARPU was up more than 6 percent year over year. Total U-verse high speed Internet subscribers now represent 73 percent of all wireline broadband subscribers, compared with 59 percent in the year-earlier quarter.
U-verse TV added 216,000 subscribers in the third quarter to reach nearly 6.1 million in service. More than 97 percent of AT&T’s video customers subscribe to bundled services. Nearly two-thirds of U-verse TV subscribers take three or four services from AT&T. ARPU for U-verse triple-play customers continues to be more than $170. At the end of the quarter, U-verse TV penetration was almost 22 percent and U-verse broadband penetration was 21 percent.
Continued Gains in Strategic Business Services. Total revenues from business customers were $8.7 billion, down 2.0 percent versus the year-earlier quarter but stable sequentially. Business services revenues declined 2.0 percent year over year. Overall, declines in legacy products were partially offset by continued double-digit growth in strategic business services. Revenues from these services, the next-generation capabilities that lead AT&T's most advanced business solutions — including VPNs, Ethernet, cloud, hosting, IP conferencing, VoIP, MIS over Ethernet, U-verse and security services — grew 14.3 percent versus the year-earlier quarter. These services represent an annualized revenue stream of nearly $10 billion and are more than 28 percent of wireline business revenues in the third quarter. During the third quarter, the company also added 44,000 U-verse high speed broadband business subscribers.

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About AT&T
AT&T Inc. (NYSE:T) is a premier communications holding company and one of the most honored companies in the world. Its subsidiaries and affiliates – AT&T operating companies – are the providers of AT&T services in the United States and internationally. With a powerful array of network resources that includes the nation’s most reliable 4G LTE network, AT&T is a leading provider of wireless, Wi-Fi, high speed Internet, voice and cloud-based services. A leader in mobile Internet, AT&T also offers the best global wireless coverage, based on offering roaming in more countries than any other U.S. based carrier, and offers the most wireless phones that work in the most countries. It also offers advanced TV service with the AT&T U-verse® brand. The company’s suite of IP-based business communications services is one of the most advanced in the world.
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NOTE: EBITDA is defined as operating income before depreciation and amortization. EBITDA differs from Segment Operating Income (loss), as calculated in accordance with U.S. generally accepted accounting principles (GAAP), in that it excludes depreciation and amortization. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies.

NOTE: Free cash flow is defined as cash from operations minus capital expenditures. We believe this metric provides useful information to our investors because management regularly reviews free cash flow as an important indicator of how much cash is generated by normal business operations, including capital expenditures, and makes decisions based on it. Management also views it as a measure of cash available to pay debt and return cash to shareowners.
NOTE: Adjusted Operating Income, Adjusted Operating Expenses, Adjusted Operating Revenues, Adjusted Operating Income Margin and Adjusted diluted EPS are non-GAAP financial measures calculated by excluding from operating revenues, operating expenses and equity in net income of affiliates certain significant items that are non-operational or non-recurring in nature, including dispositions. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends.  Adjusted Operating Income, Adjusted Operating Expenses, Adjusted Operating Revenues, Adjusted Operating Income Margin and Adjusted diluted EPS should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. Our calculations of Adjusted Operating Income and Adjusted diluted EPS, as presented, may differ from similarly titled measures reported by other companies.